As filed with the Securities and Exchange Commission on September 12, 2024

Registration No. 333-281992

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

StandardAero, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3724	30-1138150
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6710 North Scottsdale Road, Suite 250

Scottsdale, AZ 85253

(480) 377 3100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steve Sinquefield

Senior Vice President and General Counsel

6710 North Scottsdale Road, Suite 250

Scottsdale, AZ 85253

(480) 377 3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick H. Shannon Jason M. Licht Christopher M. Bezeg Latham & Watkins LLP 555 11th Street, NW Washington, DC 20004 (202) 637-2200	Rod Miller Lesley Janzen Milbank LLP 55 Hudson Yards New York, NY 10001 (212) 530-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

StandardAero, Inc. is filing this Amendment No. 1 (“Amendment”) to its Registration Statement on Form S-1 (File No. 333-281992) (the ‘‘Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the exhibits filed herewith. The prospectus is unchanged and therefore has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

(a)	Exhibits.

Exhibit No.	Exhibit Description

1.1*	Form of Underwriting Agreement

3.1	Form of Amended and Restated Certificate of Incorporation of StandardAero, Inc.

3.2	Form of Amended and Restated Bylaws of StandardAero, Inc.

4.1*	Form of Stock Certificate for Common Stock

4.2++**	Indenture, dated as of April 4, 2019, by and among Dynasty Acquisition Co., Inc., as issuer, the guarantors party thereto and U.S. Bank National Association, as trustee

4.3++**	First Supplemental Indenture, dated as of June 30, 2021, by and among Dynasty Acquisition Co., Inc., as issuer, the guarantors party thereto and U.S. Bank National Association, as trustee

4.4++**	Second Supplemental Indenture, dated as of March 30, 2022, by and among Dynasty Acquisition Co., Inc., as issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee

4.5++**	Note Purchase Agreement, dated as of April 4, 2019, by and among Dynasty Intermediate Co., Inc., Dynasty Acquisition Co., Inc., as issuer, the guarantors party thereto, the GS Purchasers (as defined therein) party thereto, Dynasty Parent Holdings, L.P., StandardAero, Inc.

4.6++**	Joinder Agreement to the Note Purchase Agreement, dated as of July 1, 2021

4.7++**	Joinder Agreement to the Note Purchase Agreement, dated as of March 30, 2022

5.1*	Opinion of Latham & Watkins LLP

10.1	Form of Stockholders Agreement

10.2++**	Credit Agreement, dated as of April 4, 2019, by and among Dynasty Acquisition Co., Inc., as the U.S. borrower, Standard Aero Limited Standaero Limitee (as successor in interest to 1199169 B.C. Unlimited Liability Company), as the Canadian borrower, Dynasty Intermediate Co., Inc., the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent, collateral agent and L/C issuer

10.3++**	Amendment No. 1 to the Credit Agreement, dated as of February 12, 2020, by and among Dynasty Intermediate Co., Inc., Dynasty Acquisition Co., Inc., as the U.S. borrower, Standard Aero Limited Standaero Limitee (as successor in interest to 1199169 B.C. Unlimited Liability Company), as the Canadian borrower, the subsidiary guarantors party thereto, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent

10.4++**	Amendment No. 2 to the Credit Agreement, dated as of July 1, 2021, by and among Dynasty Intermediate Co., Inc., Dynasty Acquisition Co., Inc., as the U.S. borrower, Standard Aero Limited Standaero Limitee (as successor in interest to 1199169 B.C. Unlimited Liability Company), as the Canadian borrower, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent

10.5++**	Amendment No. 3 to the Credit Agreement, dated as of December 22, 2022, by and among Dynasty Intermediate Co., Inc., Dynasty Acquisition Co., Inc., as the U.S. borrower, Standard Aero Limited Standaero Limitee (as successor in interest to 1199169 B.C. Unlimited Liability Company), as the Canadian borrower, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent

Exhibit No.	Exhibit Description

10.6++**	Amendment No. 4 to the Credit Agreement, dated as of May 1, 2023, by and among Dynasty Intermediate Co., Inc., Dynasty Acquisition Co., Inc., as the U.S. borrower, Standard Aero Limited Standaero Limitee (as successor in interest to 1199169 B.C. Unlimited Liability Company), as the Canadian borrower, the subsidiary guarantors party thereto, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent

10.7++**	Amendment No. 5 to the Credit Agreement, dated as of August 24, 2023, by and among Dynasty Intermediate Co., Inc., Dynasty Acquisition Co., Inc., as the U.S. borrower, Standard Aero Limited Standaero Limitee (as successor in interest to 1199169 B.C. Unlimited Liability Company), as the Canadian borrower, the subsidiary guarantors party thereto, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent

10.8++**	Amendment No. 6 to the Credit Agreement, dated as of March 25, 2024, by and among Dynasty Intermediate Co., Inc., Dynasty Acquisition Co., Inc., as the U.S. borrower, Standard Aero Limited Standaero Limitee (as successor in interest to 1199169 B.C. Unlimited Liability Company), as the Canadian borrower, the subsidiary guarantors party thereto, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent

10.9++**	Amendment No. 7 to the Credit Agreement, dated as of September 6, 2024, by and among Dynasty Intermediate Co., Inc., Dynasty Acquisition Co., Inc., as the U.S. borrower, Standard Aero Limited Standaero Limitee (as successor in interest to 1199169 B.C. Unlimited Liability Company), as the Canadian borrower, the subsidiary guarantors party thereto, the lenders party thereto, UBS AG Cayman Islands Branch (as successor in interest to Credit Suisse AG, Cayman Islands Branch) as administrative agent, and UBS AG, Stamford Branch (as successor in interest to Credit Suisse), as collateral agent

10.10++**	ABL Credit Agreement, dated as of April 4, 2019, by and among Dynasty Acquisition Co., Inc., as the U.S. borrower, Standard Aero Limited Standaero Limitee (as successor in interest to 1199169 B.C. Unlimited Liability Company), as the Canadian borrower, Dynasty Intermediate Co., Inc., the lenders party thereto and Royal Bank of Canada, as administrative agent, collateral agent and a L/C issuer

10.11++**	First Amendment to ABL Credit Agreement, dated as of January 10, 2020, by and among Dynasty Intermediate Co., Inc., Dynasty Acquisition Co., Inc., as the U.S. borrower, Standard Aero Limited Standaero Limitee (as successor in interest to 1199169 B.C. Unlimited Liability Company), as the Canadian borrower, StandardAero Aviation Holdings, Inc., as the U.S. coborrower, Royal Bank of Canada, as administrative agent and collateral agent, and the lenders party thereto

10.12++**	Second Amendment to ABL Credit Agreement, dated as of December 22, 2021, by and among Dynasty Intermediate Co., Inc., Dynasty Acquisition Co., Inc., as the U.S. borrower, Standard Aero Limited Standaero Limitee (as successor in interest to 1199169 B.C. Unlimited Liability Company), as the Canadian borrower, StandardAero Aviation Holdings, Inc., as the U.S. coborrower and Royal Bank of Canada, as administrative agent party thereto

10.13++**	Third Amendment to ABL Credit Agreement, dated as of May 1, 2023, by and among Dynasty Intermediate Co., Inc., Dynasty Acquisition Co., Inc., as the U.S. borrower, Standard Aero Limited Standaero Limitee (as successor in interest to 1199169 B.C. Unlimited Liability Company), as the Canadian borrower, StandardAero Aviation Holdings, Inc., as the U.S. coborrower, Royal Bank of Canada, as administrative agent and collateral agent, HSBC Bank, National Association, as the new revolving credit lender, and the other lenders party thereto

Exhibit No.	Exhibit Description

10.14++**	Fourth Amendment to ABL Credit Agreement, dated as of May 28, 2024, by and between Dynasty Intermediate Co., Inc. and Royal Bank of Canada, as administrative agent

10.15+	StandardAero, Inc. 2024 Incentive Award Plan

10.16+	Form of Option Award Agreement under the StandardAero, Inc. 2024 Incentive Award Plan

10.17+	Form of Restricted Stock Unit Award Agreement under the StandardAero, Inc. 2024 Incentive Award Plan

10.18+	Form of Restricted Stock Award Agreement under the StandardAero, Inc. 2024 Incentive Award Plan

10.19+	StandardAero, Inc. Non-Employee Director Compensation Program

10.20+	Dynasty Parent Holdings, L.P. and StandardAero, Inc. 2019 Long-Term Incentive Plan

10.21+	StandardAero, Inc. 2024 Employee Stock Purchase Plan

10.22+	Amended and Restated Executive Employment Agreement, dated as of April 4, 2019, by and between Russell Ford and StandardAero Aviation Holdings, Inc., as amended by the Amendment to Amended and Restated Employment Agreement, dated as of November 2023, by and between Russell Ford and StandardAero Aviation Holdings, Inc.

10.23+	Offer Letter Agreement, dated November 23, 2022, by and between StandardAero and Daniel Satterfield

10.24+	Offer Letter Agreement, dated July 15, 2022, by and between StandardAero and Kimberly Ashmun

10.25+	Offer Letter Agreement, dated June 17, 2016, by and between StandardAero and Kerry O’Sullivan, as supplemented by the letter agreement, dated August 16, 2019, by and between StandardAero and Kerry O’Sullivan

10.26+	Offer Letter Agreement, dated March 1, 2021, by and between StandardAero and Lewis Prebble

10.27	Form of Director and Officer Indemnification Agreement

10.28*	Amended and Restated Consulting Services Agreement with Carlyle Investment Management L.L.C.

10.29*	Amended and Restated Consulting Services Agreement with Beamer Investment Inc.

21.1++	Subsidiaries of the Registrant

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2++	Consent of PricewaterhouseCoopers LLP

24.1++	Power of Attorney (included in the signature page to the Registration Statement)

99.1++	Consent of Director Nominee (Douglas V. Brandely)

99.2++	Consent of Director Nominee (Peter J. Clare)

99.3++	Consent of Director Nominee (Ian Fujiyama)

99.4++	Consent of Director Nominee (Wendy M. Masiello)

Exhibit No.	Exhibit Description

99.5++	Consent of Director Nominee (Paul McElhinney)

99.6++	Consent of Director Nominee (Andrea Fischer Newman)

99.7++	Consent of Director Nominee (Stefan Weingartner)

107++	Filing Fee Table

*	To be filed by amendment.
**

Schedules omitted pursuant to Item 601(b)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

+ +	Previously filed.
+	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 12th day of September, 2024.

StandardAero, Inc.

By:	/s/ Russell Ford
	Name:	Russell Ford
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on September 12, 2024.

Signature	Title

/s/ Russell Ford Russell Ford	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Daniel Satterfield Daniel Satterfield	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)